(302) 651-8793

                                                  December 15, 1998

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890

            Re:   Wilmington Trust Thrift Savings Plan

Ladies and Gentlemen:

      I have served as counsel to the Wilmington Trust Thrift Savings Plan ("Thrift Plan") since 1987. The Thrift Plan is an individual account plan which is tax qualified under the Internal Revenue Code Section 401(a). The Thrift Plan permits employee-participants to make pre-tax and after-tax voluntary contributions and has a number of investment options employee-participants may select from regarding their account balances. One of these investment options is Wilmington Trust Corporation common stock.

      In connection with the preparation and filing of a registration statement for Wilmington Trust Corporation on Form S-8 under the Securities Act of 1933, as amended, I have been asked to render an opinion that the Thrift Plan documents, as amended, and as in effect on December 15, 1998 are in compliance with the provisions of the Employee Retirement Income Security Act ("ERISA").

      I have examined a copy of the Thrift Plan, as amended and in effect on December 15, 1998 and based on this review I am of the opinion that the Thrift Plan, as amended, meets the requirements of ERISA and the Internal Revenue Code. In support of this opinion, I attach a copy of a favorable Letter of Determination dated September 1, 1995 issued by the Internal Revenue Service regarding the Thrift Plan. The Thrift Plan was amended effective January 1, 1996, but this amendment, in my judgment, does not invalidate the Letter of Determination.

      I hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                          Yours sincerely,

                                          /s/ Michael A. DiGregorio

                                          Michael A. DiGregorio
                                          Vice President
                                          and Senior Trust Counsel

MAD/rp
Enclosure

                              Jun 12 1997

INTERNAL REVENUE SERVICE            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD  21201-0000

                                          Employer Identification Number:
Date: Sep 12 1995                             51-0291463
                                          File Folder Number:
WILMINGTON TRUST CORPORATION                  521018910
 RODNEY SQUARE NORTH                      Person to Contact:
C/O ROBERT MAND ESQ                       EP/
1900 MARKET STREET SUITE 610              Contact Telephone Number:
PHILADELPHIA, PA  19103                        (410) 962-6058
                                          Plan Name:
                                          WILMINGTON TRUST THRIFT SAVINGS
                                          PLAN
                                          Plan Number:  002

Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination letter is applicable for the amendment(s) adopted on December 30, 1994.

      This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

      This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

      This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1988 except as otherwise specified in this letter.

      This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay round Agreements Act, Pub. L. 103-465.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                    Sincerely yours,

                                    /s/ Paul M. Harrington

                                    District Director

Enclosure(s)
Publication 794